As filed with the Securities and Exchange Commission on January 22, 2003

                                                    Registration No. 333-101199



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                  TO FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                      ----------------------------------
                                USA INTERACTIVE
            (Exact name of Registrant as Specified in its Charter)

              DELAWARE                          59-2712887
   (State or Other Jurisdiction of           (I.R.S. Employer
   Incorporation or Organization)           Identification No.)
        152 WEST 57TH STREET
      NEW YORK, NEW YORK 10019
   (Address of Principal Executive                 10019
              Offices)                          (Zip Code)

                   TICKETMASTER 1999 STOCK PLAN, AS AMENDED
             TICKETMASTER ONLINE-CITYSEARCH, INC. 1998 STOCK PLAN
          TICKETMASTER ONLINE-CITYSEARCH, INC. 1996 STOCK OPTION PLAN
                        TICKETWEB INC. 2000 STOCK PLAN
                             (Full Title of Plans)
                      ----------------------------------

                              JULIUS GENACHOWSKI
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                USA INTERACTIVE
                             152 WEST 57TH STREET
                           NEW YORK, NEW YORK 10019

                    (Name and Address of Agent for Service)

                                (212) 314-7300
         (Telephone Number, Including Area Code, of Agent for Service)

                      ----------------------------------

      Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time of the merger of a wholly-owned subsidiary of USA Interactive with and into Ticketmaster.

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------

                                                    PROPOSED     PROPOSED
 TITLE OF EACH CLASS OF            AMOUNT TO         MAXIMUM      MAXIMUM        AMOUNT
    SECURITIES TO BE                  BE            OFFERING    AGGREGATE          OF
       REGISTERED                 REGISTERED          PRICE       OFFERING     REGISTRATION
                                                    PER SHARE      PRICE           FEE
----------------------------------------------------------------------------------------
Common Stock, $0.01 par value     8,946,000 (1)       N/A          N/A          N/A (2)

----------------------------------------------------------------------------------------

(1) This Post-Effective Amendment No. 1 on Form S-8 covers up to 8,946,000 shares of common stock, par value $0.01 per share, of USA Interactive originally registered on USA Interactive's Registration Statement on Form S-4 (File No. 333-101199), as amended, initially filed with the Securities and Exchange Commission on November 14, 2002 to which this Amendment relates (the "Registration Statement").
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement.

                               EXPLANATORY NOTE

           USA Interactive ("USA" or the "Registrant") hereby amends its Registration Statement on the Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (this "Amendment") relating to up to (i) 6,040,000 shares of common stock, par value $0.01 per share, of USA ("USA Common Stock") issuable by USA in connection with the exercise of options that have been granted under the Ticketmaster 1999 Stock Plan, as amended (ii) 2,810,000 shares of USA Common Stock issuable by USA in connection with the exercise of options that have been granted under the Ticketmaster Online-Citysearch, Inc. 1998 Stock Plan, (iii) 93,000 shares of USA Common Stock issuable by USA in connection with the exercise of options that have been granted under the Ticketmatser Online-Citysearch, Inc. 1996 Stock Option Plan and (iv) 3,000 shares of USA Common Stock issuable by USA in connection with the exercise of options that have been granted under the Ticketweb Inc. 2000 Stock Plan (the Ticketmaster Online-Citysearch, Inc. 1999 Stock Plan, Ticketmaster Online-Citysearch, Inc. 1998 Stock Plan, Citysearch, Inc. 1996 Stock Option Plan and the Ticketweb Inc. 2000 Stock Plan being collectively referred to herein as the "Plans"), which became options to purchase shares of USA Common Stock as described below. All of such shares of USA Common Stock were originally registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Form S-4.

           On January 17, 2003, T Merger Corp., a Delaware corporation and a wholly owned subsidiary of USA, merged (the "Merger") with and into Ticketmaster, a Delaware corporation ("Ticketmaster"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 9, 2002, by and among USA, T Merger Corp. and Ticketmaster. At the time the Merger was consummated (the "Effective Time"), among other things, each issued and outstanding share of Class A Common Stock, par value $.01 per share, of Ticketmaster ("Ticketmaster Class A Common Stock") and Class B Common Stock, par value $.01 per share, of Ticketmaster ("Ticketmaster Class B Common Stock," and together with Ticketmaster Class A Common Stock, "Ticketmaster Common Stock"), other than shares held by USA, Ticketmaster and their subsidiaries, was converted into 0.935 (the "Exchange Ratio") of a share of USA Common Stock. Pursuant to the Merger Agreement, the outstanding stock options granted under the Plans are no longer exercisable for shares of Ticketmaster Common Stock but, instead, are exercisable for shares of USA Common Stock based on the Exchange Ratio, as set forth in the Merger Agreement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents previously filed by USA with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) USA's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001.

(b) USA's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

(c) USA's Current Reports on Form 8-K filed on January 29, 2002 (other than Exhibits 99.2 and 99.3); February 12, 2002; March 1, 2002; March 15, 2002; May 17, 2002; April 24, 2002 (other than Exhibit 99.2); June 3,
      2002 (USA's announcement of its intention to commence exchange offers); June 5, 2002; July 24, 2002 (other than Exhibit 99.2); September 20, 2002; September 25, 2002; October 10, 2002 (announcing the merger); October 24, 2002; October 25, 2002; December 6, 2002; December 13, 2002; and January 21, 2003, respectively.

(d) Sections entitled "Summary-Selected Unaudited Pro Forma Combined Condensed Financial Information of USA" and "Unaudited Pro Forma Combined Condensed Financial Statements of USA" contained in USA's Registration Statement on Form S-4 (File No. 333-101199), filed on November 14, 2002, as amended December 17, 2002.

(e) Expedia, Inc.'s Transition Report on Form 10-K for the six-month period ended December 31, 2001.

(f) The description of USA common stock contained in USA's Registration Statement on Form 8-A filed on January 22, 2003, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by USA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

           The legality of the shares of USA Common Stock to be issued in connection with the Plans were passed upon for USA by Wachtell, Lipton, Rosen & Katz, New York, New York.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Registrant's Restated Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-Laws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's Amended and Restated By-Laws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's Amended and Restated By-Laws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

           Section 145 of the General Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

ITEM 8.   EXHIBITS

           See Exhibit Index.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22 day of January, 2003.

                               USA INTERACTIVE


                               By:     /s/ Dara Khosrowshahi
                                   --------------------------------------
                                   Name:   Dara Khosrowshahi
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


           Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of January 22, 2003.

           SIGNATURE                               TITLE

         Barry Diller*                  Chairman of the Board,
                                         Chief Executive Officer and
                                         Director
--------------------------------
         Barry Diller


      Victor A. Kaufman*
                                         Vice Chairman and Director
--------------------------------
       Victor A. Kaufman


     William J. Severance*               Vice President and
                                         Controller
                                         (Chief Accounting Officer)
--------------------------------
     William J. Severance

                                         Executive Vice President
   /s/ Dara Khosrowshahi                 and Chief Financial Officer
--------------------------------
       Dara Khosrowshahi


      Robert R. Bennett*
                                         Director
--------------------------------
       Robert R. Bennett


     Edgar Bronfman, Jr.*
                                         Director
--------------------------------
      Edgar Bronfman, Jr.

           SIGNATURE                               TITLE

       Anne M. Busquet*
                                                 Director
--------------------------------
        Anne M. Busquet


      Jean-Rene Fourtou*
                                                 Director
--------------------------------
       Jean-Rene Fourtou


       Donald R. Keough*
                                                 Director
--------------------------------
       Donald R. Keough


      Marie-Josee Kravis*
                                                 Director
--------------------------------
      Marie-Josee Kravis


        John C. Malone*
                                                 Director
--------------------------------
        John C. Malone


  Gen. H. Norman Schwarzkopf*
                                                 Director
--------------------------------
  Gen. H. Norman Schwarzkopf


    Diane Von Furstenberg*
                                                 Director
--------------------------------
     Diane Von Furstenberg


*  By:     /s/ Dara Khosrowshahi
      ---------------------------
             Dara Khosrowshahi
             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION

   4.1 Restated Certificate of Incorporation of USA Interactive (incorporated by reference to Exhibit 3.1 to USA Interactive's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

   4.2 Amendment to the Restated Certificate of Incorporation of USA Interactive (incorporated by reference to Exhibit A of USA Interactive's Definitive Information Statement filed on November 19,
          2001).

   4.3 Certificate of Ownership and Merger Merging Taiwan Travel, Inc. into USA Networks, Inc. (incorporated by reference to Exhibit 3.3 to USA Interactive's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

   4.4 Amended and Restated By-Laws of USA Interactive (incorporated by reference to Exhibit 99.1 of USA Interactive's Current Report on Form 8-K, filed on September 20, 2002).

   4.5 Certificate of Designations of Series A Cumulative Convertible Preferred Stock of USA Interactive (incorporated by reference to
          Exhibit 4.3 to USA Interactive's Annual Report on Form 10-K for the year ended December 31, 2001).

   4.6    Ticketmaster 1999 Stock Plan, as amended (incorporated by reference to
          Exhibit 10.4 to Ticketmaster's Annual Report on Form 10-K for the year ended December 31, 2000).

   4.7 Ticketmaster Online-Citysearch, Inc. 1998 Stock Plan (incorporated by reference to Exhibit 10.3 to Ticketmaster's Registration Statement (File No. 333-64855) on Form S-1).

   4.8 Ticketmaster Online-Citysearch, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.2 to Ticketmaster's Registration Statement (File No. 333-64855) on Form S-1).

   4.9    Ticketweb Inc. 2000 Stock Plan (incorporated by reference to Exhibit
          4.6 to Ticketmaster's Registration Statement (File No. 333-41018) on Form S-8).

   5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares to be issued.

   23.1   Consent of Ernst & Young LLP, New York, New York.

   23.2   Consent of Deloitte & Touche LLP, Seattle, Washington.

   23.3   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

   24.1   Powers of Attorney.*

* Previously filed on November 14, 2002.